INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN NUVEEN FUND ADVISORS, LLC AND

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN MANAGED ACCOUNTS PORTFOLIOS TRUST

AMENDED AS OF JUNE 23, 2020

SCHEDULE A

Fund	Effective Date	Period End	Compensation Percentage
Municipal Total Return Managed Accounts Portfolio	October 1, 2014	August 1, 2021	0.0000%
Nuveen Core Impact Bond Managed Accounts Portfolio	July 9, 2020	August 1, 2021	0.0000%

[SIGNATURE PAGE FOLLOWS]

Dated:  June 23, 2020

NUVEEN FUND ADVISORS, LLC

BY: /S/ CHRISTOPHER M. ROHRBACHER
Managing Director

ATTEST:

/s/ Virginia O’Neal
NUVEEN ASSET MANAGEMENT, LLC

BY: /S/ GIFFORD R. ZIMMERMAN
Managing Director

ATTEST:

/s/ Virginia O’Neal